EXHIBIT 32

CERTIFICATE OF CROFF ENTERPRISES, INC.
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 1350
OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Gregory R. Woodhill, the Chief Executive Officer and Chief Financial Officer of Croff Enterprises, Inc. (the "Company"), do hereby certify, pursuant to 18 U.S.C. 1350 that, to my knowledge:

(1)      the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 29, 2008	/s/ GREGORY R. WOODHILL
Gregory R. Woodhill, President and
Chief Financial Officer